UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On February 4, 2008, FX Real Estate and Entertainment Inc. (the “Company”) announced that it had filed a registration statement with the Securities and Exchange Commission (the “Commission”) for its previously announced rights offering, under which the Company will offer its stockholders the right to purchase one share of its common stock at a price of $10 per share for every two shares of common stock held as of a to-be-determined record date.
As part of the initial transaction that created the Company in June 2007, holders of approximately 50% of the Company’s outstanding common stock, representing approximately 20 million shares, waived the right to participate in the rights offering. As a result, approximately 9.9 million shares will be offered in the rights offering.
As previously described in the Company’s Current Report on Form 8-K, filed with the Commission on January 10, 2008, Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and The Huff Alternative Fund, L.P. (“Huff”), a principal stockholder, have agreed to purchase shares of the Company’s common stock that are not otherwise subscribed for in the rights offering, if any, at the same $10 per share price offered to other stockholders. In addition to these agreements with Mr. Sillerman and Huff, the Company disclosed that it has received strong indications of an intention to exercise rights from certain stockholders, including members of senior management. As a result of the backstop agreements with Huff and Mr. Sillerman, and taking into account the expressed intentions of these other stockholders, the Company expects to sell all of the shares that are being offered in the rights offering, resulting in gross proceeds to the Company of approximately $98.7 million.
This Current Report on Form 8-K contains “forward-looking statements.” Words such as “anticipate,” “estimate,” “expect,” “will,” “intend,” “plan,” and “believe” and words and terms of similar substance used in connection with the rights offering or otherwise, identify forward-looking statements. The Company’s forward-looking statements are based on management’s current view about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements.
These factors include, but are not limited to, those risks that are set forth in the Company’s filings with the Commission which may be viewed on the Commission’s website at http://www.sec.gov.
The Company cautions not to place undue reliance on our forward-looking statements, which speak only as of the date of this press release. All forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	General Counsel, Executive Vice President and Secretary

DATE: February 4, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release